Exhibit 11

                            Hawaiian Airlines, Inc.
              Statements Regarding Computation of Per Share Earnings
           for the Three and Nine Month Periods Ended September 30, 1997
                      (in thousands, except per share data)

                                                                                       THREE MONTHS ENDED      NINE MONTHS ENDED
                                                                                       SEPTEMBER 30, 1997      SEPTEMBER 30, 1997
                                                                                       ------------------      ------------------
Weighted average Common Stock shares outstanding.....................................              40,238*                 40,238*

Incremental Common Stock shares issuable upon exercise
of outstanding warrants and stock options
(treasury stock method)..............................................................               1,198                   1,198
                                                                                       ------------------      ------------------
Weighted average Common Stock shares and
Common Stock share equivalents.......................................................              41,436                  41,436
                                                                                       ------------------      ------------------
                                                                                       ------------------      ------------------
Net income for per share computations................................................           $   1,439               $     245
                                                                                       ------------------      ------------------
                                                                                       ------------------      ------------------
Net income per Common Stock share....................................................           $    0.03               $    0.01
                                                                                       ------------------      ------------------
                                                                                       ------------------      ------------------


* Includes shares reserved for issuance under the consolidated Plan of Reorganization dated September 21, 1993, as amended.





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